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                                      PROXY
                          GARRETT COMMUNICATIONS, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                             ________________, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   OF GARRETT

         The undersigned hereby appoints Frank Madren and ______, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, no par value, of Garrett Communications, Inc. ("Garrett"), held of record by the undersigned on January ___, 2000, at the Special Meeting of Shareholders of Garrett to be held at Garrett's corporate offices, located at 213 Hammond Avenue, Fremont, California 94539, on ________, _________, 2000, at 10:00 a.m.,
Pacific Time, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER (PROPOSAL 1), "FOR" APPROVAL OF THE FAIRNESS OF THE DIVISION OF THE SHARES OF WATERS COMMON STOCK TO BE ISSUED IN THE MERGER (PROPOSAL 2), AND "FOR" APPROVAL OF THE EXCHANGE OF WATERS COMMON STOCK FOR GARRETT COMMON STOCK RECEIVED UPON THE EXERCISE OF ANY OPTIONS BETWEEN NOVEMBER 3, 1999 AND THE EFFECTIVE DATE OF THE MERGER (PROPOSAL 3). In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


[ X ]    Please mark votes as
         in this example.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.


1. To approve and adopt the Amended and Restated Agreement and Plan of Reorganization effective as of November 3, 1999, by and among Waters Instruments, Inc., a Minnesota corporation, WG Merger Corp., a California corporation, Garrett, Frank Madren, Christopher Robert, and Ross Smith, and to approve the merger of Garrett with and into WG Merger Corp., a wholly owned subsidiary of Waters pursuant to the merger agreement, by which WG Merger Corp. would be the surviving corporation of the merger.

              FOR                       AGAINST                      ABSTAIN
              [  ]                       [  ]                          [  ]

2. To approve the fairness of the division of the merger consideration among the Garrett shareholders as follows: upon the effectiveness of the merger, each share of Garrett common stock issued and outstanding immediately before the effective time of the merger will be converted into either $2.00 cash, or 1/3 of a share of Waters common stock. Garrett shareholders will receive a total of 375,000 shares of Waters common stock and $2,250,000 in cash. The shares received in the merger will be divided among the beneficial owners of Garrett common stock, as follows:

         o Frank Madren will receive 250,000 Waters shares in exchange for 750,000 Garrett shares;

         o Christopher Robert will receive 100,000 Waters shares in exchange for 300,000 Garrett shares; and

         o Ross Smith will receive 25,000 Waters shares in exchange for 75,000 Garrett shares.

              FOR                       AGAINST                      ABSTAIN
              [  ]                       [  ]                          [  ]

3. To approve the exchange of 1 share of Waters common stock for every 3 shares of Garrett common stock received upon any exercise of Garrett options between November 3, 1999 and the effective date of the merger.

         The cash received in the merger will be divided among all Garrett shareholders (including Madren, Robert and Smith with respect to any Garrett shares remaining after the exchange described above) in proportion to the percentage of Garrett common stock owned by each Garrett shareholder, at a price of $2.00 for each Garrett share.

              FOR                       AGAINST                      ABSTAIN
              [  ]                       [  ]                          [  ]

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held by record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or their fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

Signature:___________________________________ Date:_____________________________

Signature:___________________________________ Date:_____________________________